UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2025

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2025, the Board of Directors (the “Board”) of Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), approved the appointment of Laura Clark, who currently serves as Chief Operating Officer of the Company, as the Company’s Chief Executive Officer, effective as of April 1, 2026, and elected Ms. Clark as a member of the Board, effective immediately, increasing the number of directors to eight. Ms. Clark will succeed Michael S. Frankel and Howard Schwimmer, who will depart as co-Chief Executive Officers effective on March 31, 2025 (the “Transition Date”).

Ms. Clark, 45, joined the Company as Chief Financial Officer in 2020 and was appointed Chief Operating Officer in 2024. Prior to joining the Company, Ms. Clark held various leadership positions at Regency Centers Corporation, a publicly traded retail real estate investment trust, including Senior Vice President of Capital Markets from 2017 to 2020. Ms. Clark is party to an employment agreement, as most recently amended on November 18, 2024, with the Company. The Company anticipates entering into arrangements with Ms. Clark with respect to her role as Chief Executive Officer prior to the effectiveness of her appointment, the terms of which will be disclosed separately.

There are no arrangements or understandings between Ms. Clark and any other persons pursuant to which she was selected as a director, and there are no family relationships between Ms. Clark and any director or executive officer of the Company. Ms. Clark has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Clark will not serve on any committees of the Board or receive any directors’ fees.

In connection with their upcoming departure, Messrs. Frankel and Schwimmer have each entered into a transition and separation agreement (together, the “Transition and Separation Agreements”) with the Company, pursuant to which, and subject to their execution and non-revocation of a release of claims (the “Release”) and continued compliance with certain restrictive covenants, Messrs. Frankel and Schwimmer will each be entitled to receive the following payments and benefits: (i) a lump sum cash payment equal to a pro rata portion (to reflect their service though their separation date) of their target bonus for 2026; (ii) continued health insurance coverage at active employee rates for up to 18 months; (iii) the accelerated vesting of outstanding time-based equity awards; and (iv) treatment of their termination of employment on the Transition Date as a “Qualified Termination” (as defined in the applicable award agreements) for purposes of outstanding performance-based equity awards, such that those performance-based awards will remain eligible to vest in accordance with their terms. Additionally, Messrs. Frankel and Schwimmer will each be entitled to a cash payment of $62,500 for their continued service as non-employee members of the Board following the Transition Date through the next annual meeting of the Company’s stockholders. The Board decreased the number of directors of the Company by two, effective at the next annual meeting of the Company’s stockholders, eliminating any vacancies on the Board resulting from the completion of Messrs. Frankel and Schwimmer’s service as directors. In addition, to support the transition of their responsibilities through the Transition Date and in lieu of certain severance payments that Messrs. Frankel and Schwimmer would have been eligible to receive in the event of a termination without cause, Messrs. Frankel and Schwimmer will each be granted an award of restricted stock with a fair market value of $22,590,000 within five business days of their execution of the Transition and Separation Agreements (the “Restricted Stock Award”). The Restricted Stock Award will vest on the date on which the Release becomes effective, subject to Messrs. Frankel and Schwimmer’s (x) continued service with the Company through March 31, 2026 (or, if earlier, through the date the Company terminates their employment without cause), (y) compliance with the terms of the Transition and Separation Agreement and (z) execution and non-revocation of the Release.

Item 7.01 Regulation FD.

On November 18, 2025, the Company issued a press release in connection with the Chief Executive Officer transition as reported under Item 5.02 above and issued a press release regarding the Company’s strategic priorities and intent to appoint a new independent director. Copies of these press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this current report on Form 8-K and incorporated herein by reference.

Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Transition and Separation Agreement, dated as of November 17, 2025, by and between Michael S. Frankel, on the one hand, and Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P., on the other hand

10.2
Transition and Separation Agreement, dated as of November 17, 2025, by and between Howard Schwimmer, on the one hand, and Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P., on the other hand

99.1	Press Release, dated November 18, 2025
99.2	Press Release, dated November 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
Date: November 18, 2025	By:	/s/ David E. Lanzer
David E. Lanzer General Counsel & Secretary